Exhibit 10.19

FORM FOR NON-EMPLOYEE TRUSTEES HOLDING

HOLDING PHANTOM SHARES

[RAIT FINANCIAL TRUST LETTERHEAD]

December __, 2008

[Name of Non-Employee Trustee]

[Address]

Dear_________:

The purpose of this letter is to notify you of an amendment to your outstanding grant agreements covering your outstanding phantom shares (collectively, the “Agreements”) that were granted to you under the RAIT Investment Trust Phantom Share Plan (the “Phantom Plan”) which was recently approved by the Compensation Committee of the RAIT Financial Trust Board of Trustees (the “Committee”), as well as to amend such Agreements to reflect this change in the terms of your phantom shares.

Specifically, the Committee has approved an amendment to all outstanding grants covering phantom shares under the Phantom Plan to provide that such phantom shares will be redeemed in January 2009 to an equivalent number of shares of beneficial interest, par value $0.01 per share, of RAIT Financial Trust (the “Shares”). Prior to this amendment, phantom shares did not become redeemed until the recipient separated from service from the Board of Trustees of RAIT Financial Trust. As result of this amendment to the outstanding phantom shares, all outstanding phantom shares under the Phantom Plan will be subject to the requirements of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), irrespective of whether such phantom shares were subject to such requirements prior to such amendment. This redemption of the phantom shares in January 2009 is being made in accordance with the transition relief set forth in the Proposed Regulations under Section 409A of the Code and IRS Notice 2007-86.

This letter serves as the amendment to all of your Agreements covering your outstanding phantom shares, and, as of the date of this letter, all of your outstanding Agreements are hereby amended to provide that the phantom shares subject to such Agreements shall be redeemed in January 2009, as opposed to the original redemption date set forth in your Agreements, to a single sum payment of an equivalent number of Shares. In addition, your Agreements are also amended to provide that they are intended to comply with the requirements of section 409A of the Code and shall in all respects be administered in accordance with section 409A of the Code.

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As this letter amends the terms of your Agreements, you should retain this letter with your Agreements. Should you have any questions regarding this letter, please contact __________ at ________. Should you have any questions about how section 409A of the Code applies to you and your Agreements you should contact your personal tax advisor.

Sincerely,